Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (“Agreement”) is entered into as of December 10, 2021 (the “Execution Date”), by and between Foghorn Therapeutics Inc., a Delaware corporation (“Foghorn”), and Eli Lilly and Company, an Indiana corporation (“Lilly”). Foghorn and Lilly may individually be referred to as a “Party” and together as the “Parties”.
Recitals
A.    Foghorn has agreed to sell, and Lilly has agreed to purchase, shares of Foghorn’s common stock, par value $0.0001 per share (the “Common Stock”), subject to and in accordance with the terms and provisions hereof.
B.    The capitalized terms used herein and not otherwise defined have the meanings given to them in Appendix 1.
Agreement
For good and valuable consideration, the Parties agree as follows:
Section 1.Sale and Purchase of Stock
1.1Purchase of Stock. Subject to the terms and conditions of this Agreement, at the Closing, Foghorn will issue and sell to Lilly, and Lilly will purchase from Foghorn, 4,000,000 shares of Common Stock (the “Shares”) at a price equal to $20 per a share for an aggregate purchase price of $80,000,000 (the “Purchase Price”).
1.2Payment; Delivery of Shares. At the Closing, Lilly will pay the Purchase Price by wire transfer of immediately available funds in accordance with wire instructions provided by Foghorn to Lilly at least five (5) Business Days prior to the Closing, and Foghorn will deliver the Shares in book-entry form to Lilly.
1.3Closing.
(a)The closing of the transactions contemplated by this Section 1 (the “Closing”) will be held through the electronic exchange of documents and signatures, as promptly as practicable, and in no event later than three (3) Business Days after the conditions to closing set forth in Section 7 are satisfied or waived (other than those conditions that by their nature are to be satisfied or waived at the Closing but subject to the satisfaction or waiver of those conditions) or at such other place, time and/or date as may be jointly designated by Lilly and Foghorn (the “Closing Date”).
(b)Closing Deliverables.
(i)At the Closing, Foghorn shall deliver to Lilly:
(1)a duly executed cross-receipt in form and substance reasonably satisfactory to each Party (the “Cross-Receipt”);

(2)a certificate in form and substance reasonably satisfactory to Lilly and duly executed on behalf of Foghorn by an authorized officer of Foghorn, certifying that the conditions to Closing set forth in Section 7.2 of this Agreement have been fulfilled;
(3)a certificate of the secretary of Foghorn dated as of the Closing Date certifying that attached thereto is a true and complete copy of all resolutions adopted by Foghorn’s Board of Directors (the “Board”) authorizing the execution, delivery and performance of this Agreement, the Collaboration Agreement, and the transactions contemplated respectively therein and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with such transactions as of the Closing Date;
(4)an executed amendment to the Amended and Restated Investors’ Rights Agreement, dated the Closing Date, in the form attached as Exhibit A hereto; and
(5)a written statement of Foghorn’s transfer agent, indicating issuance of the Shares in the name of Lilly or its designee.
(ii)At the Closing, Lilly will deliver to Foghorn:
(1)a duly-executed Cross-Receipt;
(2)a certificate in form and substance reasonably satisfactory to Foghorn and duly executed on behalf of Lilly by an authorized officer of Lilly, certifying that the conditions to Closing set forth in Section 7.1 of this Agreement have been fulfilled; and
(3)the Purchase Price for the Shares by wire transfer of immediately available federal funds to an account designated in writing by Foghorn at least five (5) Business Days in advance of the Closing.
Section 2.Representations and Warranties of Foghorn
Except as otherwise set forth in the Disclosure Schedule or the SEC Documents (as defined below) excluding any disclosures set forth in such SEC Documents contained in any “Risk Factors” section or any “forward looking statements” or similar disclaimer or any other disclosure included in such SEC Documents that is predictive or forward-looking in nature, Foghorn hereby represents and warrants to Lilly as of the date hereof and as of the Closing Date as follows:
2.1Private Placement. Neither Foghorn nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Shares under the Securities Act. Subject to the accuracy of the representations made by Lilly in Section 3, the Shares will be issued and sold to Lilly in compliance with applicable exemptions from the registration and prospectus delivery requirements of the Securities Act and the registration and qualification requirements of all applicable securities laws of the states of the United States. Foghorn has not engaged any brokers, finders or agents, or incurred, nor will it incur, directly or indirectly, any liability for brokerage or finder’s fees or agents’ commissions or any similar charges in connection with this Agreement and the transactions contemplated hereby.
2.2Organization and Qualification. Each of Foghorn and its Subsidiary is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and the Commonwealth of Massachusetts, respectively, with full corporate power and authority to conduct its business as currently conducted. Foghorn is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to have a Material Adverse Effect on Foghorn. True and correct copies of Foghorn’s third amended and restated certificate of incorporation (the “Certificate of Incorporation”) and amended and restated bylaws (the “Bylaws”), as in effect on the Execution Date, are each filed or incorporated by reference as exhibits to the SEC Documents (as defined below). True and correct copies of the organizational documents of Foghorn’s Subsidiary, as in effect on the Execution Date, have been provided to Lilly.
2.3Authorization; Enforcement. Foghorn has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and to issue the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by Foghorn and the consummation by it of the transactions contemplated hereby (including the issuance of the Shares) have been duly authorized by the Board and no further consent or authorization of Foghorn, the Board or Foghorn’s stockholders is required in connection therewith. This Agreement has been duly executed by Foghorn and constitutes a legal, valid and binding obligation of Foghorn enforceable against Foghorn in accordance with its terms, except as (a) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, and (b) enforceability may be subject to general principles of equity.
2.4Issuance of Shares. The Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive rights or other similar rights of stockholders of Foghorn.
2.5SEC Documents; Financial Statements.
(a)The Common Stock is registered pursuant to Section 12(b) of the Exchange Act. Foghorn has delivered or made available (by filing on the SEC's electronic data gathering and retrieval system (EDGAR)) to Lilly complete copies of its most recent Annual Report on Form 10-K, its most recent Quarterly Report on Form 10-Q, and any current report on Form 8-K, in each case filed with the SEC after January 1, 2020 and prior to the Execution Date (the “SEC Documents”). As of its date, or if amended, as of the date of the last such amendment, each SEC Document complied in all material respects with the requirements of the Exchange Act and other federal, state and local laws, rules and regulations applicable to it, and, as of its date, or if amended, as of the date of the last such amendment, such SEC Document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b)As of their respective dates and for the respective periods indicated, the financial statements, together with the related notes and schedules, of Foghorn included in the SEC Documents comply as to form in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC and all other applicable rules and regulations with respect thereto. Such financial statements, together with the related notes and schedules, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial condition of Foghorn and its consolidated subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).
(c)The Common Stock, when issued, will be listed on Nasdaq, and Foghorn has taken no action designed to, or is reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq. Foghorn has not received any notification that, and has no knowledge that, the SEC or Nasdaq is contemplating terminating such registration or listing.
2.6Internal Controls; Disclosure Controls and Procedures. Foghorn is in compliance in all material respects with the requirements of the Sarbanes-Oxley Act of 2002, including the rules and regulations of the SEC promulgated thereunder, applicable to it. As of the Execution Date, Foghorn qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Foghorn maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Foghorn has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Foghorn and designed such disclosure controls and procedures to provide reasonable assurance that information required to be disclosed by Foghorn in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. For the time period starting on December 31, 2020 and ending on August 10, 2021, there have been no significant deficiencies or material weaknesses in Foghorn’s internal control over financial reporting (whether or not remediated) and no change in Foghorn’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, Foghorn’s internal control over financial reporting.
2.7Capitalization and Voting Rights
(a)The authorized capital stock of Foghorn as of the Execution Date is accurately set forth in the Certificate of Incorporation. As of December 6, 2021 (the “Capitalization Date”), there were (i) 37,093,016 shares of Common Stock issued and outstanding, (ii) no shares of preferred stock of Foghorn issued and outstanding, (iii) no shares of Common Stock owned by Foghorn as treasury stock, (iv) 6,201,435 shares of Common Stock subject to issuance under outstanding awards and rights under Foghorn’s 2020 Equity Inventive Plan, Foghorn’s 2020 Employee Stock Purchase Plan or any other equity award program (“Foghorn Equity Awards”), of which (1) 6,201,435 shares of Common Stock are related to outstanding options, and (2) no shares of Common Stock are related to outstanding restricted stock units. Since the close of business on the Capitalization Date, Foghorn has not issued or granted any Foghorn Equity Awards and Foghorn has not issued any shares of Common Stock, except in satisfaction of the vesting, exercise or settlement of Foghorn Equity Awards that were outstanding on the Capitalization Date (such shares of Common Stock, together with the foregoing equity securities described in the foregoing clauses (i)-(iv), the “Outstanding Foghorn Equity Securities”). Except for the Outstanding Foghorn Equity Securities, no equity securities of Foghorn are issued, reserved for issuance or outstanding. All of the issued and outstanding shares of Common Stock (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable and (iii) were issued in compliance with all applicable federal and state securities laws and not in violation of any preemptive rights.
(b)All of the authorized shares of Common Stock are entitled to one (1) vote per share.
(c)As of the Execution Date, except as reflected on Schedule 2.7 hereto, there are not: (i) any outstanding equity securities, options, warrants, rights (including conversion or preemptive rights) or other agreements pursuant to which Foghorn is or may become obligated to issue, sell or repurchase any shares of its capital stock or any other securities of Foghorn or (ii) any restrictions on the transfer of capital stock of Foghorn other than pursuant to state and federal securities laws or as set forth in this Agreement.
(d)Foghorn is not a party to or subject to any agreement or understanding relating to the voting of shares of capital stock of Foghorn or the giving of written consents by a stockholder or director of Foghorn.
(e)Except as disclosed in the SEC Documents, Foghorn does not have outstanding any shareholder rights plans or “poison pill” or any similar arrangement in effect giving any person the right to purchase any equity interest in Foghorn upon the occurrence of certain events.
(f)Foghorn is the beneficial and record owner of all outstanding shares of capital stock of its Subsidiary and no person has any rights pursuant to which Foghorn or its Subsidiary is or may become obligated to issue or sell any shares of capital stock or other securities of Foghorn’s Subsidiary.
2.8No Conflicts; Government Consents and Permits.
(a)The execution, delivery and performance of this Agreement by Foghorn and the consummation by Foghorn of the transactions contemplated hereby (including the issuance of the Shares) will not (i) conflict with or result in a violation of any provision of Foghorn’s Certificate of Incorporation or Bylaws, (ii) materially violate or conflict with, or result in a material breach of any provision of, or constitute a material default, modification, acceleration of payment or termination under any provision of, any agreement, indenture or instrument to which Foghorn and/or its Subsidiary is a party, including any Material Contract, or (iii) result in any material violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations, and regulations of any self-regulatory organizations) applicable to Foghorn.
(b)Foghorn is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to issue and sell the Shares in accordance with the terms hereof, other than such as have been made or obtained, and except for (i) any post-Closing filings required to be made under federal or state securities laws, (ii) any required filings or notifications regarding the issuance or listing of additional shares with Nasdaq and (iii) any filing required under the HSR Act.
2.9Litigation. There is no action, suit, proceeding or investigation pending (of which Foghorn has received notice or otherwise has knowledge) or, to Foghorn’s knowledge,

threatened, against Foghorn or its Subsidiary or which Foghorn or its Subsidiary intends to initiate, except where such action, suit, proceeding or investigation, as the case may be, would not reasonably be expected to have a Material Adverse Effect on Foghorn.
2.10Licenses and Other Rights; Compliance with Laws. Foghorn and its Subsidiary have all franchises, permits, licenses and other rights and privileges (“Permits”) necessary to own their respective properties and to conduct their respective businesses as presently conducted and are in compliance thereunder, except where the failure to be in compliance would not reasonably be expected to be materially adverse to Foghorn and its Subsidiary, taken as a whole. To Foghorn’s knowledge, Foghorn and its Subsidiary have not taken any action that would interfere with their ability to renew all such Permit(s), except where the failure to renew such Permit(s) would not reasonably be expected to be materially adverse to Foghorn and its Subsidiary, taken as whole. Foghorn and its Subsidiary are and have been in compliance with all laws applicable to each of its respective businesses, properties and assets, and to the products and services sold by Foghorn, except where the failure to be in compliance has not had and would not reasonably be expected to be materially adverse to Foghorn and its Subsidiary, taken as whole. As of the Execution Date, neither Foghorn nor its Subsidiary have received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such Permits, which if the subject of an unfavorable decision, ruling, or finding would reasonably be expected to be materially adverse to Foghorn and its Subsidiary, taken as a whole.
2.11Intellectual Property.
(a)Schedule 2.11(a) hereto sets forth a complete and accurate list of all Patents, registered Trademarks, registered Copyrights, and pending applications for any of the foregoing, in each case, included in the Owned Intellectual Property, or used in the operation of the business of Foghorn or its Subsidiary (the “Registered Intellectual Property”). All Registered Intellectual Property is subsisting, and to the knowledge of Foghorn, valid and enforceable. All necessary registration, maintenance, renewal, and other relevant filing fees due through the date hereof have been timely paid and all necessary documents and certificates in connection therewith have been timely filed with the relevant filing offices or authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining all material Registered Intellectual Property in full force and effect.
(b)Except as set forth in the SEC Documents, (i) neither Foghorn nor its Subsidiary (including the conduct and operation of their respective businesses) has infringed, misappropriated, or otherwise violated, or is currently infringing, misappropriating, or otherwise violating any person’s Intellectual Property rights, and (ii) there is no legal action, claim or demand of any person pertaining to, or any proceeding which is pending or threatened in writing, and in the last six (6) years, neither Foghorn nor its Subsidiary has received any notice, (A) alleging any infringement, misappropriation, or other violation by Foghorn or its Subsidiary of any Intellectual Property of any person, (B) challenging the ownership, use, validity, enforceability, or other right of Foghorn in respect of any Foghorn Intellectual Property, or (C) that claims that any default exists under any Intellectual Property License. To the knowledge of Foghorn, no person has infringed, misappropriated, or otherwise violated, or is currently infringing, misappropriating, or otherwise violating any Owned Intellectual Property, and no claims alleging or involving any of the foregoing have been made against any person by Foghorn. To the knowledge of Foghorn, there are no facts or circumstances that would reasonably form the basis for any such claims or actions described in this Section 2.11(b).

(c)Except as set forth in the SEC Documents, Foghorn and its Subsidiary solely and exclusively own all Owned Intellectual Property, free and clear of any lien or encumbrance, and has a valid written license to use, as it is used or held for use, pursuant to a valid written Intellectual Property License (complete and correct copies of which have been made available to Lilly prior to Closing), all Licensed Intellectual Property, including all U.S. and non-U.S. patents, Trade Secrets, know-how, trademarks, service marks, copyrights, and other proprietary and intellectual property rights, and all grants and applications with respect to the foregoing used in or necessary for the conduct of Foghorn’s business. Except as set forth in the SEC Documents, all of Foghorn’s material Intellectual Property Licenses are in full force and effect in accordance with their terms, are free of any liens or restrictions, and neither Foghorn, nor to Foghorn’s knowledge, any other party thereto, is in material breach or default of any such material Intellectual Property License, and no event has occurred that with notice or lapse of time or both would constitute such a breach or default thereunder or would result in the termination thereof or would cause or permit the acceleration or other change of any right or obligation of the loss of any benefit thereunder by Foghorn or its subsidiaries. The Owned Intellectual Property and the Licensed Intellectual Property (when used within the permitted scope of the applicable Intellectual Property License) constitute all of the Intellectual Property used or practiced in, held for use or practice in, or necessary and sufficient for, the operation of the business of Foghorn and its Subsidiary’s respective businesses, except as would not be material to Foghorn and its Subsidiary, taken as whole.
(d)Except as set forth in the SEC Documents, Foghorn and its Subsidiary have taken reasonable measures, consistent with prudent commercial practices in the biotechnology industry to preserve, protect, and maintain all (i) material Foghorn Intellectual Property, including the confidentiality and value of all material Trade Secrets included in the Foghorn Intellectual Property and (ii) Trade Secrets owned by any person to whom Foghorn or its Subsidiary has a confidentiality obligation. No Trade Secret included in the Foghorn Intellectual Property has been authorized to be disclosed, or to the knowledge of Foghorn, has been actually disclosed, to any person other than pursuant to a written confidentiality contract restricting the disclosure and use thereof.
(e)Foghorn or one of its Subsidiary has entered into valid and enforceable written contracts with all past and current employees, contractors and consultants who have been engaged or otherwise retained at any time by Foghorn or its Subsidiary, and who have contributed to the discovery, conception, development, creation, or reduction to practice of any material Intellectual Property for or on behalf of Foghorn or its Subsidiary or otherwise within the scope of such engagement or retention, pursuant to which such persons validly and effectively assign to Foghorn or its Subsidiary all of such person’s respective rights, title, and interests in and to all such Intellectual Property (collectively, the "Personnel IP Contracts"). All Personnel IP Contracts with current employees, contractors and consultants are in full force and effect and, to the knowledge of Foghorn, no Personnel IP Contract has suffered a material default or breach.
(f)No funding, facilities, resources, or support of a governmental entity, university, college, or other educational institution or research center were used in or provided to support or enable, directly or indirectly, the development of any Owned Intellectual Property where, as a result, such third party has any rights, title or interest in such Intellectual Property. No former or current founder of Foghorn or its Subsidiary, or current or former employee, consultant or independent contractor of Foghorn or its Subsidiary who contributed to the creation or development of any Owned Intellectual Property has performed services for the government or a university, college, other educational institution or research center during a period of time during which such founder, employee, consultant or independent contractor was also performing services for Foghorn or of its Subsidiary or contributing to the creation or development of Owned Intellectual Property.
(g)Foghorn takes and has taken reasonable steps to protect and maintain the performance, confidentiality, and security of all computer systems, software, servers, network equipment and other computer hardware used, owned, leased or licensed by Foghorn (“IT Systems”) (and all software, information and data stored or contained therein or transmitted thereby). The IT Systems are adequate and sufficient for the operation of the business of Foghorn and its Subsidiary, and there have been no material failures, breakdowns or other impairments of any IT Systems that have not been remedied in all material respects, and to the knowledge of Foghorn, there have been no security breaches or unauthorized use, access, or intrusions of any IT Systems.
(h)Foghorn and, to its knowledge, any Person acting for or on behalf of Foghorn, has at all times materially complied with all Privacy Requirements. Foghorn and its Subsidiary have implemented and maintained adequate policies, procedures and systems for receiving and appropriately responding to requests from individuals concerning their Personal Information. None of Foghorn’s or its Subsidiary’s privacy policies or notices have contained any material omissions or been misleading or deceptive. Foghorn and its Subsidiary have not received any written notice (including written notice from third parties acting on its behalf) of any claims, charges, investigations, or regulatory inquiries related to or alleging the violation of any Privacy Requirements. To the knowledge of Foghorn, there are no facts or circumstances that could reasonably form the basis of any such claim, charge, investigation, or regulatory inquiry.
(i)Foghorn and its Subsidiary have (i) implemented and at all times maintained reasonable and appropriate technical and organizational safeguards, at least consistent with practices in the industry in which Foghorn operates, to protect Personal Information and other confidential data in its possession or under its control against loss, theft, misuse or unauthorized access, use, modification, alteration, destruction or disclosure, and (ii) taken reasonable steps to ensure that any Third Party with access to Personal Information collected by or on behalf of Foghorn or its Subsidiary has implemented and maintained the same. To the knowledge of Foghorn, any Third Party who has provided Personal Information to Foghorn or its Subsidiary has done so in compliance with applicable Privacy Laws, including providing any notice and obtaining any consent required. To the knowledge of Foghorn, there have been no material breaches, security incidents, misuse of or unauthorized access to or disclosure of any Personal Information in the possession or control of Foghorn or collected, used or processed by or on behalf of Foghorn, and Foghorn has not provided or been legally required to provide any notice to any Person in connection with a disclosure of Personal Information.
2.12Taxes and Tax Returns.
(a)Each of Foghorn and its Subsidiary has timely filed (taking into account all applicable extensions) all material tax returns required to be filed by it; all such tax returns were correct and complete in all material respects; and each of Foghorn and its Subsidiary has paid (or has had paid on its behalf) to the appropriate Governmental Authority all material taxes that are required to be paid by it; except, in each case, with respect to matters contested (or that could be contested) in good faith or for which adequate reserves have been established in accordance with GAAP. As of the Execution Date, there are no disputes pending or, to the knowledge of Foghorn, claims asserted in writing in respect of taxes of Foghorn or its Subsidiary for which reserves that are adequate under GAAP have not been established.

(b)Foghorn has not been a United States real property holding company within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), during the period specified in Section 897(c)(1)(A)(ii) of the Code.
2.13Absence of Certain Changes. Since December 31, 2020 (a) each of Foghorn and its Subsidiary has conducted its business operations in the ordinary course of business consistent with past practice, (b) there has not occurred any event, change, development, occurrence, circumstance or condition that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Foghorn, (c) Foghorn has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, or (ii) sold, exchanged or otherwise disposed of any of its material assets or rights, (d) neither Foghorn nor its Subsidiary has admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated bankrupt or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other laws of the United States or any other jurisdiction, and (e) there has not been (i) any material tax election made or changed by Foghorn or its Subsidiary, any audit settled or any amended tax returns filed by Foghorn or its Subsidiary, (ii) any purchase or acquisition, or agreement, plan or arrangement to purchase or acquire, any material property, rights or assets other than in the ordinary course of business by Foghorn or its Subsidiary, and (iii) any material waiver of any material rights or claims of Foghorn or its Subsidiary.
2.14No Undisclosed Material Liabilities. Foghorn and its Subsidiary do not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities or obligations (a) reflected or reserved against on the most recent consolidated balance sheet of Foghorn included in the SEC Documents, (b) incurred since the date of such consolidated balance sheet in the ordinary course of business or (c) that are not material to Foghorn and its Subsidiary taken as a whole.
2.15Material Contracts. Each Material Contract is included as an exhibit in the SEC Documents. Each Material Contract is the legal, valid and binding obligation of Foghorn, enforceable against Foghorn or its Subsidiary, as applicable, in accordance with its terms, and, to the knowledge of Foghorn, is the legal, valid and binding obligation of the other party thereto, enforceable against each other party thereto in accordance with its terms, except in each case to the extent that (a) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (b) the indemnification provisions of certain agreements may be limited by federal or state securities laws or public policy considerations in respect thereof. Neither Foghorn nor its Subsidiary is in material breach, violation or default under any such Material Contract and to the knowledge of Foghorn, neither is any other party thereto. As of the Execution Date, neither Foghorn nor its Subsidiary has been notified that any other party to any Material Contract intends to cancel, terminate or not renew any Material Contract.
2.16Not an Investment Company. Foghorn is not, and solely after receipt of the Purchase Price, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.
2.17No Integration. Foghorn has not, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the

Securities Act) which is or will be integrated with the Shares sold pursuant to this Agreement in a manner that would require the registration of the Shares under the Securities Act, nor will Foghorn take any action or steps that would cause the offering or issuance of the Shares to be integrated with other offerings.
2.18Foreign Corrupt Practices Act. Neither Foghorn nor its Subsidiary nor, to Foghorn’s knowledge, any director, officer, agent, employee or other person acting on behalf of Foghorn or its Subsidiary has, in the course of actions by any of the foregoing individuals for, or on behalf of, Foghorn or its Subsidiary (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”)) or employee from corporate funds; (c) violated or is in violation of any provision of the FCPA or, to Foghorn’s knowledge, any applicable non-U.S. anti-bribery statute or regulation; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee, in each case in material violation of the FCPA or any applicable non-U.S. bribery statute or regulation.
2.19Money Laundering Laws. The operations of Foghorn and its Subsidiary are, and have been conducted at all times, in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and to Foghorn’s knowledge, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority.
2.20OFAC. Neither Foghorn nor its Subsidiary nor, to Foghorn’s knowledge, any director, officer, agent, employee or person acting on behalf of Foghorn or its Subsidiary are currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and Foghorn will not directly or knowingly indirectly use the proceeds from the sale of the Shares, or lend, contribute or otherwise make available such proceeds to its Subsidiary or any joint venture partner or other person, for the purpose of financing the activities of or business with any person that currently is subject to any U.S. sanctions administered by OFAC, in any country or territory that is subject to comprehensive U.S. sanctions administered by OFAC, or in any other manner that will result in a material violation by Foghorn or its Subsidiary of U.S. sanctions administered by OFAC.
2.21Regulatory Permits. Except as set forth in the SEC Documents, (a) Foghorn and its Subsidiary have such material permits, licenses, certificates, approvals, clearances, authorizations or amendments thereto (the “Regulatory Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business of Foghorn as currently conducted and as described in the SEC Documents, including, without limitation, any Investigational New Drug Application as required by the United States Food and Drug Administration (“FDA”) or authorizations issued by Regulatory Authorities; (b) Foghorn and its Subsidiary are each in compliance in all material respects with the requirements of the Regulatory Permits, and all of the Regulatory Permits are valid and in full force and effect, in each case in all material respects; (c) neither Foghorn nor its Subsidiary has received any notice of proceedings relating to the revocation, termination, modification or impairment of any of the Regulatory Permits; (d) neither Foghorn nor its Subsidiary has failed to file with the FDA or any other Regulatory Authority any material required application, submission, report, document, notice, supplement or amendment, and all such filings were in material compliance with applicable laws when filed and have been supplemented as necessary to remain in material compliance with applicable laws; and (e) no material deficiencies have been asserted by the FDA or any other Regulatory Authority with respect to any such filings; except, in each case ((a)-(e)), as would not, individually or in the aggregate, reasonably be expected to be material to Foghorn and its Subsidiary, taken as a whole.
2.22Preclinical and Clinical Data and Regulatory Compliance. Except as set forth in the SEC Documents (excluding any forward-looking disclosures set forth in any “risk factors” section or “forward-looking statements” section thereof), the preclinical tests and clinical trials (collectively, “Studies”) that are described in, or the results of which are referred to in, the SEC Documents were and, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such Studies, except in each case as would not, individually or in the aggregate, reasonably be expected to be materially adverse to Foghorn and its Subsidiary, taken as a whole. Except as set forth in the SEC Documents, as of the Execution Date, neither Foghorn nor its Subsidiary has received any written notice of, or correspondence from, any Regulatory Authority (as defined below) or institutional review board requiring the termination, suspension or material modification of any Studies that are described or referred to in the SEC Documents and Foghorn and its Subsidiary have operated and currently are in compliance in all material respects with applicable laws, rules, regulations and policies of the federal, state, local or foreign agencies or bodies engaged in the regulation of pharmaceuticals and biological products such as those being developed by Foghorn (collectively, “Regulatory Authorities”), including current good laboratory practices and current good clinical practices, except in each case as would not, individually or in the aggregate, reasonably be expected to be materially adverse to Foghorn and its Subsidiary, taken as a whole.
2.23Related-Party Transactions. The SEC Documents disclose all related person transactions required to be disclosed therein pursuant to Item 404 of Regulation S-K promulgated by the SEC.
2.24Employee Matters.
(a)Each of Foghorn and its Subsidiary is and has been in compliance in all material respects with all applicable laws governing labor, employment and employment practices, including, without limitation, all laws respecting terms and conditions of employment, health and safety, wages and hours, immigration, employment discrimination, disability rights or benefits, equal opportunity, plant closures and layoffs, workers' compensation, labor relations, employee leave issues, affirmative actions and unemployment insurance.
(b)Except as would not result in material liability for Foghorn or its Subsidiary, (i) each of Foghorn and its Subsidiary has fully and timely paid all wages, salaries, wage premiums, commissions, bonuses, severance and termination payments, fees, and other compensation that has come due and payable to their current or former employees and independent contractors under applicable laws, contract or company policy; and (ii) each individual who within the past three (3) years has provided services to Foghorn, and its Subsidiary, is or was classified and treated as an independent contractor, consultant, leased employee, or other non-employee service provider is and has been properly classified and treated as such for all applicable purposes.
Section 3.Representations and Warranties of Lilly.
Lilly hereby represents and warrants to Foghorn as of the Execution Date and as of the Closing Date as follows:

3.1Authorization; Enforcement. Lilly has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Lilly has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement will constitute a valid and binding obligation of Lilly, enforceable against Lilly in accordance with its terms, except as (a) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, and (b) enforceability may be subject to general principles of equity.
3.2No Conflicts; Government Consents and Permits.
(a)The execution, delivery and performance of this Agreement by Lilly and the consummation by Lilly of the transactions contemplated hereby (including the purchase of the Shares) will not (i) conflict with or result in a violation of any provision of Lilly’s amended articles of incorporation or bylaws, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which Lilly is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and regulations of any self-regulatory organizations) applicable to Lilly, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults and violations as would not reasonably be expected to have a Material Adverse Effect on Lilly or result in a liability for Foghorn.
(b)Lilly is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to purchase the Shares in accordance with the terms hereof, other than such as have been made or obtained, and except for (i) any post-Closing filings required to be made under federal or state securities laws, and (ii) any filing required under the HSR Act.
3.3Investment Purpose. Lilly is purchasing the Shares for its own account and not with a present view toward the public distribution thereof and has no arrangement or understanding with any other persons regarding the distribution of such Shares, except as would not result in a violation of the Securities Act. Lilly will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in accordance with the Securities Act and to the extent permitted by Section 6.1 and Section 6.2.
3.4Reliance on Exemptions. Lilly understands that Foghorn intends for the Shares to be offered and sold to Lilly in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that Foghorn is relying upon the truth and accuracy of, and Lilly’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Lilly set forth herein in order to determine the availability of such exemptions and the eligibility of Lilly to acquire the Shares.
3.5Accredited Investor; Access to Information. Lilly is an “accredited investor” as defined in Regulation D under the Securities Act and is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares. Lilly has been furnished with materials relating to the offer and sale of the Shares, that have been requested by Lilly, including, without limitation, the SEC Documents, and Lilly has had the opportunity to review the SEC Documents. Lilly has been afforded the opportunity to ask questions of

Foghorn. Neither such inquiries nor any other investigation conducted by or on behalf of Lilly or its representatives or counsel will modify, amend or affect Lilly’s right to rely on the truth, accuracy and completeness of the SEC Documents and Foghorn's representations and warranties contained in this Agreement.
3.6Brokers and Finders. No person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon Foghorn for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of Lilly.
3.7Governmental Review. Lilly understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares or an investment therein.
Section 4.Covenants and Agreements.
4.1Information Rights.
    (a) Until Lilly no longer holds Shares representing beneficial ownership of at least five percent (5%) of the outstanding shares of Common Stock, Lilly shall have the right to consult with Foghorn’s Chief Executive Officer, who shall make himself or herself reasonably available for such consultation, but who, for clarity, shall have no obligation pursuant to this Section 4.1(a) to disclose any confidential information of Foghorn or any Third Party to Lilly.
    (b) Without limiting any other obligations of confidentiality that Lilly has to Foghorn under the Collaboration Agreement, Lilly agrees that it will keep confidential any confidential information obtained from Foghorn, unless such confidential information is known or becomes generally known to the public in general (other than as a result of a breach of this Agreement or the Collaboration Agreement). In addition, Lilly understands and acknowledges that the securities laws of the United States restrict any person who has material, non-public information about a company from purchasing or selling any securities of such company while in possession of such information.
4.2Right to Conduct Activities. Foghorn hereby agrees and acknowledges that Lilly is a public company with numerous business lines and an active investment and acquisition program. Foghorn hereby agrees that none of Lilly or any of its Affiliates (together, the “Lilly Group”) shall be liable to Foghorn or any of its Affiliates for any claim arising out of, or based upon, (a) the investment by the Lilly Group in any entity competitive with Foghorn, (b) actions taken by any partner, officer or other representative of the Lilly Group to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on Foghorn, or (c) with respect to the Lilly Group, the Lilly Group’s engaging in any business; provided, however, that the foregoing shall not limit any of Lilly’s or any of its Affiliates’ obligations under the Collaboration Agreement or otherwise relieve Lilly or any Affiliate of Lilly from liability associated with the breach by Lilly of any covenant, agreement or obligation set forth in the Collaboration Agreement.
4.3Participation in Future Financings.
(a)For so long as Lilly holds one hundred percent (100%) of the Shares purchased by it pursuant to this Agreement and such Shares equal or exceed at least five percent (5%) of Foghorn’s outstanding shares of Common Stock, Foghorn will use commercially reasonable efforts to allow Lilly to participate (pro rata with its percentage ownership of the outstanding shares of Common Stock) in public offerings or private placements of shares of Common Stock, subject to any limitations arising under securities or other applicable laws; provided that, the rights described in this Section 4.3 shall not apply to: (i) the grant any options or other awards (including without limitation, restricted stock or restricted stock units), or the shares of Common Stock issued with respect to, or upon the exercise of, such options and other awards, granted under any compensatory equity plans of Foghorn, (ii) the filing of a registration statement on Form S-8, and the issuance of securities registered thereunder, relating to any benefit plans or arrangements, (iii) the issuance and sale of shares of Common Stock pursuant to an “at the market” program, (iv) the issuance of shares of Common Stock in connection with the acquisition of the assets of, or a majority of controlling portion of the equity of, or a business combination with, another entity in connection with such business combination or such acquisition by Foghorn or any of its subsidiaries, and (v) the issuance of any note (except for any convertible notes) pursuant to an underwritten offering. Foghorn will notify Lilly in writing of any proposed transaction that triggers Lilly’s participation rights under this Section 4.3(a) (each a “Participation Right Event”) no later than thirty (30) days prior to the contemplated date of entry into a definitive agreement providing for a transaction pursuant to which a Participation Right Event will occur. If such participation is in the form of a public offering, Lilly understands and acknowledges that Foghorn and/or its underwriters or investment bankers may utilize customary “wall-cross” procedures to notify Lilly of such opportunity to participate in such offering, or alternatively notify Lilly after initiation of such offering has been publicly disclosed. If such offering is in the form of a private placement, Foghorn may notify Lilly prior to the public disclosure of such private placement utilizing customary “wall-cross” procedures of such opportunity to participate in such private placement. For the avoidance of doubt, the participation rights and notification requirements under this Section 4.3(a) apply to the issuance of shares of Common Stock (including without limitation, restricted stock or restricted stock awards or securities convertible into or exercisable for shares of Common Stock) in connection with joint ventures, commercial relationships or other strategic transactions or with lenders in connection with debt financings.
(b)Lilly’s rights to participate in offerings by Foghorn pursuant to Section 4.3(a) shall terminate in the event that Foghorn does offer Lilly the right to participate in an offering as described in Section 4.3(a) and Lilly does not participate in such offering to the full extent offered by Foghorn, if less than or equal to Lilly’s pro rata share with its percentage ownership of the outstanding shares of Common Stock.
Section 5.Standstill Agreement.
5.1Prior to the earlier of (i) the day that is 540 days after the Closing Date, and (ii) the date on which Lilly and its Affiliates collectively hold less than 2% of Foghorn’s outstanding Common Stock on an issued and outstanding basis without giving effect to any convertible securities (the “Standstill Period”), Lilly and its Affiliates will not, directly or indirectly, except as expressly approved or invited in writing by a duly authorized representative of Foghorn:
(a)effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way advise, assist or encourage any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any securities (or beneficial ownership thereof) or material assets of Foghorn, (ii) any tender or exchange offer, merger, or other business combination involving Foghorn, (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to Foghorn, or (iv) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote any voting securities of Foghorn;

(b)form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to any securities of Foghorn;
(c)otherwise act, alone or in concert with others, to seek to control the management, Board of Directors or policies of Foghorn;
(d)take any action that would reasonably be expected to require Foghorn to make a public announcement regarding any of the types of matters set forth in clause (a) above; or
(e)enter into any discussions or arrangements with any person with respect to any of the foregoing.
5.2Lilly also agrees during the Standstill Period not to request Foghorn (or its representatives), directly or indirectly, to amend or waive any provision of this Section 5 other than by means of a confidential communication to Foghorn’s Chairman of the Board or Chief Executive Officer. Lilly represents and warrants that, as of the Execution Date, neither Lilly nor any of its Affiliates owns, of record or beneficially, any voting securities of Foghorn, or any securities convertible into or exercisable for any voting securities of Foghorn. For the avoidance of doubt, the representation and warranty set forth in the second sentence of this Section 5.2 shall be deemed not to apply to (i) investment funds or (ii) pension or other employee benefit plan administrator for any pension or other employee benefit plan for Lilly’s or its Affiliates’ employees that, in the case of (i) and (ii) are not directed by Lilly, are conducted without the intent or objective of effecting a Change of Control of Foghorn or otherwise influencing the management or policy of Foghorn.
5.3
(a)Notwithstanding the provisions set forth in Sections 5.1 and 5.2 (the “Standstill Provisions”), Lilly shall immediately, and without any other action by Foghorn, be released from its obligations under the Standstill Provisions if: (i) Foghorn executes a definitive agreement with a Third Party providing for a Change of Control, (ii) a Third Party commences one or more tender or exchange offers seeking to acquire beneficial ownership of more than 50% of Foghorn’s outstanding Common Stock (or publicly announces an intention to acquire by way of merger, tender, exchange or otherwise more than 50% of Foghorn’s outstanding Common Stock), (iii) a Third Party undertakes (or publicly announces an intent to undertake) a proxy contest to replace a majority of the Board, or (iv) the Collaboration Agreement is terminated by Lilly pursuant to Section 14.2.1 thereof.
(b)The foregoing provisions of this Section 5 shall not preclude Lilly from making any confidential offers or proposals to Foghorn’s Chairman of the Board, Chief Executive Officer, or the Board in a manner reasonably believed not to require Foghorn to make a public announcement of such offer or proposal; provided that Lilly shall not publicly disclose any such offers or proposals except as required by Law; and Lilly shall not be precluded from owning or acquiring interests in mutual funds or similar entities that own shares of Common Stock, and nothing herein shall prohibit passive investments by pension or employee benefit plans of Lilly. For the avoidance of doubt, nothing contained in this Section 5 shall be deemed to prevent any (i) investment funds from acquiring (together with any shares of Common Stock held on or prior to the Closing Date), in the aggregate, less than five percent (5%) of the outstanding Common Stock or (ii) pension or other employee benefit plan administrator for any pension or other employee benefit plan for Lilly’s or its Affiliates’ employees from engaging in investment operations (including trading and owning shares of Common Stock) that, in each instance, are not directed by Lilly, are conducted without the intent or objective of effecting a Change of Control of Foghorn or otherwise influencing the management or policy of Foghorn.
(c)If Foghorn commences a process to explore a transaction that would constitute a Change of Control pursuant to which Foghorn has engaged an investment banking firm and at least one (1) Third Party has for the purposes of exploring a Change of Control transaction (i) executed a confidentiality agreement with Foghorn and (ii) received access to non-public information concerning Foghorn for the purpose of conducting a due diligence review of Foghorn, then Foghorn shall notify Lilly in writing of such an occurrence no later than thirty (30) days prior to the contemplated date of entry into a definitive agreement providing for any such Change of Control transaction. For the avoidance of doubt, Foghorn’s notification obligation shall not require Foghorn to disclose the identity of any Third Party or any terms of such potential Change of Control transaction. In the event that Foghorn contacts two (2) or more Third Parties for the purpose of assessing such Third Parties’ interest in a possible Change of Control transaction, then Foghorn shall cause Lilly to be contacted and included in such a process at substantially the same time as such Third Parties.
Section 6.Transfer, Resale, Legends.
6.1Transfer or Resale. Lilly acknowledges and agrees that:
(a)the Shares have not been and are not being registered under the Securities Act or any applicable state securities laws and, consequently, Lilly may have to bear the risk of owning the Shares for an indefinite period of time because the Shares cannot be transferred unless (i) the resale of the Shares is registered pursuant to an effective registration statement under the Securities Act, (ii) Lilly has delivered to Foghorn an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, or (iii) the Shares are sold or transferred pursuant to Rule 144 under the Securities Act (“Rule 144”); and
(b)any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.
(c)Foghorn acknowledges and agrees that, following the six month anniversary of the Closing Date, upon receipt of a letter of representation from Lilly that Lilly is not an affiliate of Foghorn for purposes of Rule 144 and has not been an affiliate for such purposes for at least three (3) months, Foghorn shall direct its transfer agent to remove any restrictive legends imposed under the Securities Act (and any stop-transfer orders placed against the transfer of the Shares).
(d)For as long as Lilly or any of its Affiliates beneficially owns any Shares, to the extent it shall be required to do so under the Exchange Act, Foghorn shall use its reasonable best efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and shall use reasonable best efforts to take such further necessary action as Lilly may reasonably request in connection with the removal of any restrictive legend on the Shares being sold, all to the extent required from time to time to enable

Lilly to sell the Shares without registration under the Securities Act within the limitations of the exemption provided by Rule 144.
6.2Agreement to Hold Shares. Lilly agrees that it will hold and will not sell any of the Shares (or otherwise make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the intent to cause same economic effect as a sale of the Shares) (collectively, a “Sale”, with corresponding means for “Sell” and “Sold”) until the first anniversary of the Closing Date (the “Holding Period”); provided that Lilly shall immediately, and without any other action by Foghorn, be released from its obligations set forth in this Section 6.2 if the Collaboration Agreement is terminated by Lilly pursuant to the provisions of Section 14.2.1 thereof. Notwithstanding the foregoing, this Section 6.2 will not preclude Lilly from selling the Shares to a Third Party pursuant to a tender or exchange offer made by such Third Party, provided that, in the event Foghorn enters into any definitive agreement with a Third Party during the Holding Period contemplating (x) a Third Party tender or exchange offer or (y) a business combination, merger, consolidation or similar transaction to which Foghorn is a constituent corporation, then the restrictions on the Shares automatically shall be terminated and of no further force or effect.
6.3Legends. Lilly understands the Shares will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Shares):
THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THESE SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS OF A STOCK PURCHASE AGREEMENT DATED DECEMBER , 2021 BETWEEN FOGHORN THERAPEUTICS INC. AND ELI LILLY AND COMPANY.
Lilly may request that Foghorn remove, and Foghorn agrees to authorize and instruct (including by causing any required legal opinion to be provided) within two (2) Business Days of any such request the removal of, any legend from the Shares at any time following the Lockup Period; provided, however, each Party will be responsible for any fees it incurs in connection with such request and removal.
6.410b5-1 Plan. If requested by Lilly, Foghorn will approve and facilitate the adoption of, without unreasonable delay or condition, any written plan by Lilly for trading the Shares that is designed in accordance with Rule 10b5-1(c) of the Exchange Act, as long as such plan does not violate this Agreement and applicable securities laws.
Section 7.Conditions to Closing
7.1Conditions to Obligations of Foghorn. Foghorn’s obligation to complete the purchase and sale of the Shares and deliver the Shares to Lilly is subject to the fulfillment or waiver of the following conditions at or prior to the Closing:
(a)Receipt of Funds. Foghorn will have received immediately available funds in the full amount of the Purchase Price for the Shares being purchased hereunder.
(b)Representations and Warranties. The representations and warranties made by Lilly in Section 3 will be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties will be true and correct in all material respects as of such other date.

(c)Covenants. All covenants and agreements contained in this Agreement to be performed or complied with by Lilly on or prior to the Closing Date shall have been performed or complied with in all material respects.
(d)Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, will have been instituted or be pending before any court, arbitrator, governmental body, agency or official.
(e)No Governmental Prohibition; HSR Clearance. The sale of the Shares by Foghorn will not be prohibited by any applicable law or governmental order or regulation. Any applicable waiting periods under the HSR Act will have expired or terminated.
(f)Collaboration Agreement. Lilly shall have duly executed and delivered the Collaboration Agreement to Foghorn, and subject to execution by Lilly, such agreement shall have become effective by its terms and shall be in full force and effect.
(g)Closing Deliverables. All closing deliverables as required under Section 1.3(b)(ii) shall have been delivered by Lilly to Foghorn.
7.2Conditions to Lilly’s Obligations at the Closing. Lilly’s obligation to complete the purchase and sale of the Shares is subject to the fulfillment or waiver of the following conditions at or before the Closing:
(a)Representations and Warranties. The representations and warranties made by Foghorn in Section 2 will be true and correct as of the Closing Date, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties will be true and correct as of such other date.
(b)Covenants. All covenants and agreements contained in this Agreement to be performed or complied with by Foghorn on or prior to the Closing Date shall have been performed or complied with in all material respects.
(c)Transfer Agent Instructions. Foghorn will have delivered to its transfer agent irrevocable written instructions to issue the Shares to Lilly in a form and substance acceptable to such transfer agent.
(d)Nasdaq Qualification. The Shares will be duly authorized for listing by Nasdaq, subject to official notice of issuance.
(e)Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or delay the Closing, will have been instituted or be pending before any court, arbitrator, governmental body, agency or official.
(f)Collaboration Agreement. Foghorn shall have duly executed and delivered the Collaboration Agreement to Lilly, and subject to execution by Foghorn, such agreement shall have become effective by its terms and shall be in full force and effect.
(g)No Governmental Prohibition. The sale of the Shares by Foghorn, and the purchase of the Shares by Lilly will not be prohibited by any applicable law or governmental order or regulation. Any applicable waiting periods under the HSR Act will have expired or terminated.
(h)Consent to Registration Rights. The requisite parties to the Amended and Restated Investors’ Rights Agreement shall have consented to the amendment in the form attached hereto as Exhibit A.
(i)Closing Deliverables. All closing deliverables as required under Section 1.3(b)(i) shall have been delivered by Foghorn to Lilly.
Section 8.Termination.
8.1Ability to Terminate. This Agreement may be terminated at any time prior to the Closing by:
(a)mutual written consent of Foghorn and Lilly;
(b)Foghorn, upon written notice to Lilly, so long as Foghorn is not then in breach of its representations, warranties, covenants or agreements under this Agreement such that any of the conditions set forth in Section 7.1, as applicable, could not be satisfied by the Termination Date, (i) upon a material breach of any covenant or agreement on the part of Lilly set forth in this Agreement, or (ii) if any representation or warranty of Lilly shall have been or become untrue, in each case such that any of the conditions set forth in Section 7.2 could not be satisfied by the Termination Date;
(c)Lilly, upon written notice to Foghorn, so long as Lilly is not then in breach of its representations, warranties, covenants or agreements under this Agreement such that any of the conditions set forth in Section 7.2, as applicable, could not be satisfied by the Termination Date, upon a material breach of any covenant or agreement on the part of Foghorn set forth in this Agreement, or if any representation or warranty of Foghorn shall have been or become untrue, in each case such that any of the conditions set forth in Section 7.1 could not be satisfied by the Termination Date;
(d)either Foghorn or Lilly, if the Closing has not occurred within 180 days after the Execution Date (the “Termination Date”) or upon termination of the Collaboration Agreement, upon written notice to the other. In such event, neither Party shall have any further obligations under this Agreement. Notwithstanding the foregoing, the right to terminate this Agreement under this Section 8.1(d) shall not be available to any Party that knowingly fails (whether by act or omission) to fulfill any obligation under this Agreement or Article 16 of the Collaboration Agreement, which failure causes or results in the failure to consummate the transactions contemplated hereby prior to the Termination Date.
8.2Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1 hereof, (a) this Agreement (except for this Section 8.2 and Section 9, and any definitions set forth in this Agreement and used in such sections) shall forthwith become void and have no effect, without any liability on the part of any Party hereto or its Affiliates, and (b) all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other person to which they were made or appropriately amended to reflect the termination of the transactions contemplated hereby; provided, however, that nothing contained in this Section 8.2 shall relieve any Party from liability for fraud or any intentional or willful breach of this Agreement.

Section 9.Governing Law; Miscellaneous.
9.1Governing Law; Jurisdiction. This Agreement will be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws.
9.2HSR Clearance and Cooperation; Market Listing.
(a)In connection with the acquisition of the Shares, each of Lilly and Foghorn will take all actions required pursuant to Article 16 of the Collaboration Agreement.
(b)From the Execution Date through the Closing Date, Foghorn shall use commercially reasonable efforts to (a) maintain the listing and trading of the Common Stock on Nasdaq and (b) effect the listing of the Shares on Nasdaq.
9.3Counterparts; Signatures by Facsimile. This Agreement may be executed in two counterparts, both of which are considered one and the same agreement and will become effective when the counterparts have been signed by each Party and delivered to the other Party hereto. This Agreement, once executed by a Party, may be delivered to the other Party hereto by electronic PDF of a copy of this Agreement bearing the signature of the Party so delivering this Agreement.
9.4Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.
9.5Severability. If any provision of this Agreement should be held invalid, illegal or unenforceable in any jurisdiction, the parties will negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the parties and all other provisions hereof will remain in full force and effect in such jurisdiction and will be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of such provision in any other jurisdiction.
9.6Entire Agreement; Amendments. This Agreement (including any schedules and exhibits hereto) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Party to be charged with enforcement. Any amendment or waiver effected in accordance with this Section 9.6 will be binding upon Lilly and Foghorn.
9.7Notices. All notices required or permitted hereunder will be in writing and will be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed email if sent during normal business hours of the recipient, if not, then on the next Business Day, or (c) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, provided in each case that a copy of such notice shall be sent concurrently to the applicable recipient e-mail addresses set forth below. The addresses for such communications are:

If to Lilly, addressed to:        Eli Lilly and Company
        Lilly Corporate Center
        Indianapolis, Indiana 46285

        Attention: Vice President, Corporate Business
                        Development

with a copy to:        Eli Lilly and Company
        Lilly Corporate Center
        Indianapolis, Indiana 46285

        Attention: General Counsel
        Email: counsel_general@lilly.com

If to Foghorn, addressed to:        Foghorn Therapeutics Inc.
        500 Technology Square, Suite 700
        Cambridge, MA 02139
Attention: Head of Business Development

with a copy to:        Foghorn Therapeutics Inc.
        500 Technology Square, Suite 700
        Cambridge, MA 02139
Attention: Head of Legal
        E-mail: legal@foghorntx.com

with a copy to:        Ropes & Gray LLP
        Prudential Tower
        800 Boylston Street
        Boston, MA 02199-360
        Attention: Marc Rubenstein
             Rachel Philips
        Email: Marc.Rubenstein@ropesgray.com
            Rachel.Phillips@ropesgray.com

9.8Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. Foghorn will not assign this Agreement or any rights or obligations hereunder without the prior written consent of Lilly, and Lilly will not assign this Agreement or any rights or obligations hereunder without the prior written consent of Foghorn; provided, however, that Lilly may assign this Agreement together with all of the Shares it then owns (subject to Section 5) to any direct or indirect wholly-owned subsidiary and any such assignee may assign the Agreement together with all of the Shares it then owns (subject to Section 5) to Lilly or any other subsidiary wholly-owned by Lilly, in any such case, without such consent provided that the assignee agrees to assume Lilly’s obligations under Section 5 of this Agreement.
9.9Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto, their respective permitted successors and assigns, and is not intended for the benefit of, nor may any provision hereof be enforced by, any other person.
9.10Further Assurances; Survival. Each Party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as the other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby. The provisions of this Agreement will survive termination and the representations and warranties contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement.
9.11Construction. The Parties acknowledge and agree that (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; (c) the terms and provisions of this Agreement shall be construed fairly as to each Party and not in a favor of or against either Party, regardless of which Party was generally responsible for the preparation of this Agreement; and (d) in the event of any inconsistency between this Agreement and the Collaboration Agreement, the terms of the Collaboration Agreement shall control.
9.12Equitable Relief. Each Party acknowledges and agrees that if it fails to perform any of its covenants or agreements or discharge any of its obligations under this Agreement, irreparable damage could occur and any remedy at law may prove to be inadequate relief for the other Party. Accordingly, notwithstanding anything herein to the contrary, each Party shall be entitled (without any requirement to post bond) to seek injunctive relief and specific performance (including any relief or recovery under this Agreement) in any court of competent jurisdiction anywhere in the world.
9.13Disclosure Schedules.
(a)From time to time prior to the Closing, Foghorn shall modify, amend and/or supplement the Disclosures Schedule (a “Schedule Update”) to the extent necessary to complete or correct any information in such disclosure schedule or in any representation or warranty of Foghorn that has been rendered inaccurate or incomplete due to any change, event, effect or occurrence since the date of this Agreement. Any disclosure in any such modification, supplement or amendment shall not be deemed to have cured any inaccuracy in or breach of any representation or warranty contained in this Agreement, including for purposes of Lilly’s remedies or termination rights in this Agreement or of determining whether or not the conditions set forth in Section 7.2 have been satisfied.
(b)The disclosure of any matter, or reference to any contract, in the Disclosure Schedule shall be deemed to be a disclosure of such matter or contract to the particular section or subsection of this Agreement to which such information relates to the extent its relevance is reasonably apparent on its face, but shall not be deemed to constitute an admission by the respective Party or to otherwise imply that any such matter or contract is material for the purposes of this Agreement and shall not affect the interpretation of such term for the purposes of this Agreement. In particular, (i) certain matters may be disclosed on the Disclosure Schedule that may not be required to be disclosed because of certain minimum thresholds or materiality standards set forth in this Agreement, (ii) the disclosure of any such matter does not mean that it meets or surpasses any such minimum thresholds or materiality standards and (iii) no disclosure in the Disclosure Schedule relating to any possible breach or violation of any contract or law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. In no event shall the listing of such matters in the Disclosure Schedule be deemed or interpreted to expand the scope the respective Party’s representations, warranties and covenants contained in this Agreement. Where the terms of a contract or other item have been summarized or described in the Disclosure Schedule such summary or description does not purport to be a complete statement of the material terms of such contract or other item, and, all such summaries and descriptions are qualified in their entirety by reference to the contract or item being summarized and/or described. The Disclosure Schedule is qualified in its entirety by reference to specific provisions of the Agreement and does not constitute, and shall not be construed as constituting, representations, warranties or covenants of Foghorn except as and to the extent provided in this Agreement. Matters reflected in the Disclosure Schedule are not necessarily limited to matters or contracts required by this Agreement to be disclosed in such disclosure schedules. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature. Regardless of the existence or absence of cross-references, the disclosure of any information and/or matter disclosed in the Disclosure Schedule with respect to any section of this Agreement shall be deemed to have been disclosed with respect to any other section to the extent the applicability thereto is reasonably apparent. The section headings in the Disclosure Schedule is for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any information disclosed herein or any provision of this Agreement. All attachments to the Disclosure Schedule are incorporated by reference into the portion of the Disclosure Schedule in which they are directly or indirectly referenced.
9.14Expenses. Foghorn and Lilly are each liable for, and will pay, their own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses.

In Witness Whereof, Lilly and Foghorn have caused this Agreement to be duly executed as of the date first above written.

Foghorn Therapeutics Inc. By: /s/ Adrian Gottschalk Name: Adrian Gottschalk Title: President and Chief Executive Officer
Signature Page to Stock Purchase Agreement

Eli Lilly and Company By: /s/ David A. Ricks Name: David A. Ricks Title: Chairman and Chief Executive Officer

Signature Page to Stock Purchase Agreement

Exhibit A

Execution Version

Foghorn Therapeutics Inc.

Amendment to Amended and Restated Investors’ Rights Agreement

This Amendment (this “Amendment”) is made as of December 10, 2021, by and among Foghorn Therapeutics Inc., a Delaware corporation (the “Corporation”), and the Investors set forth on the signature pages hereto and amends that certain Amended and Restated Investors’ Rights Agreement, dated as of December 18, 2018, by and among the Corporation and those stockholders of the Corporation set forth therein, as amended as of April 17, 2020, and in effect as of the date hereof (the “Investors’ Rights Agreement”). Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Investors’ Rights Agreement.

WHEREAS, the Corporation and the Investors that are parties to the Investors’ Rights Agreement each desire to amend the Investors’ Rights Agreement as set forth herein;

WHEREAS the Corporation and Eli Lilly and Company, an Indiana corporation (“Lilly”) have entered into that Stock Purchase Agreement, dated December 10, 2021 (the “Purchase Agreement”), and, pursuant to the Purchase Agreement, the Corporation will issue shares of the Corporation’s common stock to Lilly and has agreed to provide Lilly with certain rights granted to Investors under the Investors’ Rights Agreement;

WHEREAS, pursuant to Section 6.6 of the Investors’ Rights Agreement, this Amendment requires the approval of the Corporation and Investors holding a majority of the outstanding Registrable Securities; and

WHEREAS, the parties listed on the signature pages hereto together constitute such required approvals.

Now, Therefore, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The following is hereby added as a new Subsection (v) to Section 1.22 of the Investors’ Rights Agreement:

(v) the shares of Common Stock acquired by Eli Lilly and Company, an Indiana corporation (“Lilly”) pursuant to that certain Stock Purchase Agreement, dated as of December 10, 2021, between the Company and Lilly.

2. The Corporation and the Investors party to the Investors’ Rights Agreement hereby acknowledge that, upon the issuance of the shares issued to Lilly pursuant to the Purchase Agreement, such shares shall constitute Registrable Securities and Lilly shall become an Investor party to the Investors’ Rights Agreement with respect to such Registrable Securities.

3. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument. A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes.

4. The Investors’ Rights Agreement as modified herein shall remain in full force and effect as so modified.

[Remainder of page intentionally left blank]

In Witness Whereof, the parties hereto have executed this Amendment as of the date and year first written above.

CORPORATION:

FOGHORN THERAPEUTICS INC.

By:
Name:
Title:

[Signature Page to Amendment to Investors’ Rights Agreement]

In Witness Whereof, the parties hereto have executed this Amendment as of the date and year first written above.

INVESTORS:

FLAGSHIP VENTURES FUND V, L.P.

By its General Partner
Flagship Ventures Fund V General Partner LLC

By:
Name:
Title:

FLAGSHIP VENTURES OPPORTUNITIES FUND I, L.P.

By: Flagship Ventures Opportunities Fund I General Partner LLC, its General Partner

By:
Name:
Title:

FLAGSHIP PIONEERING SPECIAL OPPORTUNITIES FUND II, L.P.

By: Flagship Pioneering Special Opportunities Fund II General Partner LLC, its General Partner

By:
Name:
Title:

[Signature Page to Amendment to Investors’ Rights Agreement]

In Witness Whereof, the parties hereto have executed this Amendment as of the date and year first written above.

INVESTOR:

ELI LILLY AND COMPANY

By:
Name:
Title:

[Signature Page to Amendment to Investors’ Rights Agreement]

Appendix 1
Defined Terms
“Affiliate” of an entity means, any entity or person that, at the relevant time (whether as of the Execution Date or thereafter), directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with it, for so long as such control exists. An entity will be deemed to control another entity if it (i) owns, directly or indirectly, at least 50% of the outstanding voting securities or capital stock (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of such other entity, or has other comparable ownership interest with respect to any entity other than a corporation; or (ii) has the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of the entity.
“Board” means the board of directors of Foghorn.
“Business Day” means any day, other than any Saturday, Sunday, or any day that banks are authorized or required to be closed in Indianapolis, Indiana or Cambridge, Massachusetts.
“Change of Control” means, with respect to Foghorn: (a) the acquisition by a Third Party, whether in one transaction or a series of related transactions, of direct or indirect beneficial ownership of more than fifty percent (50%) of the outstanding voting equity securities of Foghorn; (b) a merger or consolidation involving Foghorn, as a result of which a Third Party acquires direct or indirect beneficial ownership of more than fifty percent (50%) of the voting power of the surviving entity immediately after such merger, reorganization or consolidation; or (c) a sale of all or substantially all of the assets of Foghorn in one transaction or a series of related transactions to a Third Party.
“Collaboration Agreement” means that certain Collaboration Agreement, dated as of the Execution Date, between Lilly and Foghorn.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.
“Foghorn Intellectual Property” means all Owned Intellectual Property and Licensed Intellectual Property.
“Disclosure Schedule” means the disclosure schedule, dated as of the date hereof, delivered by Foghorn to Lilly in connection with the execution and delivery of this Agreement, as may be updated pursuant to Section 9.13(a).
“GAAP” means generally accepted accounting principles in the United States of America as applied by Foghorn.
“Governmental Authority” means any national, international, federal, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, and any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).
“HSR Act” means Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Intellectual Property” shall mean all intellectual property rights arising under the laws of the U.S. or any other jurisdiction throughout the world, including all: (a) trademarks, trade names, brand names, trade dress, service marks, and other indicia of source or origin (including registrations and applications to register or renew the registration of any of the foregoing), together with the goodwill associated with any of the foregoing; (b) copyrights and works of authorship and all registrations, applications, reversions, extensions, and renewals of any of the foregoing; (c) patents and patent applications, and all continuations, divisionals, continuations-in-part, reexaminations, extensions, renewals, substitutions, and reissues of any of the foregoing; (d) trade secrets, know-how, and other confidential or proprietary non-public information (collectively, “Trade Secrets”); (e) inventions, discoveries, ideas, creations, procedures, processes, methods, techniques, formulae, algorithms, specifications, designs, models, schematics, recordings, graphs, drawings, reports, analyses and improvements; and (f) any other similar intellectual property rights.

“Intellectual Property License” shall mean any license, permit, authorization, approval, contract or consent granted, issued by or with any person relating to the use of Intellectual Property.
“Licensed Intellectual Property” means all Intellectual Property (other than Owned Intellectual Property) used in the operation of the business of Foghorn and its Affiliates.
“Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by Foghorn or any of its Affiliates.
“Material Adverse Effect” means any change, effect or circumstance, individually or in the aggregate, (a) that is reasonably likely to be materially adverse to the business, operations, assets or financial condition of Foghorn or Lilly and their respective subsidiaries, as the case may be, taken as a whole, (b) that when taken as a whole, has or would reasonably be expected to have a material adverse effect on (i) the Licensed Technology taken as a whole, (ii) the practice of the Licensed Technology taken as a whole and as contemplated by the Collaboration Agreement or (iii) the Development, Manufacture or Commercialization of Compounds or Products as contemplated by the Collaboration Agreement, or (c) that is reasonably likely to materially impair the ability of Foghorn or Lilly to perform its obligations pursuant to this Agreement or the Collaboration Agreement. The capitalized terms used in this definition and not otherwise defined in this Agreement have the meanings given to them in the Collaboration Agreement.
“Material Contract” means all Contracts in effect as of the Execution Date that are required to be filed as exhibits by Foghorn in the SEC Documents pursuant to Items 601(b)(4) and 601(b)(10) of Regulation S-K promulgated by the SEC (excluding, for the avoidance of doubt, this Agreement and the Collaboration Agreement).
“Nasdaq” means The Nasdaq Global Select Market.
“Personal Information” means, in addition to any definition for any similar term (e.g., “personal data” or “personally identifiable information” or “PII”) provided by Applicable Laws, or by either Party in any of its own privacy policies, notices or contracts, all information that identifies, could be used to identify or is otherwise associated with an individual person, whether or not such information is directly associated with an identified individual person.
“Privacy Laws” means any and all applicable Laws, legal requirements and self-regulatory guidelines (including of any applicable foreign jurisdiction) relating to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (technical, physical or administrative), disposal, destruction, disclosure or transfer (including cross-border) of any Personal Information, including, but not limited to, the Federal Trade Commission Act, California Consumer Privacy Act (CCPA), EU General Data Protection Regulation (GDPR), and any and all applicable Laws relating to breach notification, the use of biometric identifiers, and the use of Personal Information for marketing purposes.

“Privacy Requirements” means all applicable Privacy Laws and all of Foghorn’s (or any of its Affiliates’) policies, notices, and contractual obligations relating to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (technical, physical and administrative), disposal, destruction, disclosure, or transfer (including cross-border) of Personal Information.
“SEC” means the United States Securities and Exchange Commission or any successor entity.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.
“Subsidiary” means Foghorn Securities Corporation, a Massachusetts corporation.
“Third Party” means any Person, other than Lilly or Foghorn or an Affiliate of Lilly or Foghorn.